Exhibit 10.2

Dublin Exchange Facility
Mayor Street
International Financial Services Centre
Dublin 1
Ireland

Tel: +353 1 633 8000
Fax: +353 1 633 8010

The material marked by asterisks within brackets ([**]) on pages 1 and 2 of this document has been omitted pursuant to a request for confidential treatment from the Commission in accordance with 17 C.F.R. § 240.24b-2.

David Stevens

[**]

[**]

[**]

[**]

14th February 2005

Dear David,

CONTRACT OF EMPLOYMENT

We are pleased to offer you a position with Investment Technology Group Europe Ltd. (“ITGEL” or “the Company”) on the terms set out below:

1.     JOB TITLE

Your job title will be that of Sales Director reporting to Alasdair Haynes, Chief Executive Officer, or such other person as may be nominated by the Company from time to time. You shall carry out your duties in a proper, loyal and efficient manner and shall use your best endeavours to promote the interest and reputation of the Company and not do anything that is harmful to it.

2.     COMMENCEMENT OF EMPLOYMENT

Your employment with ITGEL will commence on 7th March 2005, or on such other date as agreed between us, and the date will count as the beginning of your continuous period of employment with the Company.

3.     REMUNERATION

Your basic starting salary will be GBP £[**] per annum. Salaries are paid monthly in arrears on or about the 23rd of the month into your nominated bank account. Your salary will be subject to tax, NI and all other lawful or authorised deductions, where applicable. You will not be eligible for any payments for overtime worked outside your contractual hours of work.

You will be eligible to participate in the Company’s discretionary bonus scheme. With the exception of bonus awards to you anticipated for 2005 and 2006 as further set out below, bonuses are awarded on an entirely discretionary basis and in whatever form or amount the Company determines.

Investment Technology Group Limited

Registered in Ireland No. 283940

Investment Technology Group Europe Limited

Registered in Ireland No. 283939

The Registered Office of the above companies is Dublin Exchange Facility, Mayor Street, IFSC, Dublin 1, Ireland

Investment Technology Group Europe Limited London Branch

Registered in England & Wales: Branch Number BR004642

Directors: A Haynes (British), Massey, R Killian (American), T Huck (American), H Napthali (American), J O’Brien, T Wacker

Investment Technology Group Limited and Investment Technology Group Europe Limited are authorised by the Central Bank of Ireland under the Investment Intermediaries Act, 1995 and provide services within other EU member states under Article 14 of the ISD. Investment Technology Group Limited is a member of the London Stock Exchange, Euronext and Deutsche Börse.  Investment Technology Group Europe Limited London Branch is regulated by the Financial Services Authority for the conduct of investment business in the UK.

Contingent on you not serving a notice period due to resignation, the company will guarantee to pay you a cash bonus for 2005 and 2006 in accordance with the following schedule:

6 Month	Profit (Loss) Before ‘General Mgt
Periods	Bonuses’ & Before Tax Ranges (GBP000)(1)				Bonus (GBP£)(2)
H1 05	Less than	(£[**])			£[**]
	From(3)	(£[**])	to	£[**]	£[**]
	Greater than	£[**]			£[**]
H2 05	Less than	£[**]			£[**]
	From(3)	£[**]	to	£[**]	£[**]
	Greater than	£[**]			£[**]
H1 06	Less than	£[**]			Discretionary
	From	£[**]	to	£[**]	£[**]
	From(3)	£[**]	to	£[**]	£[**]
	From(3)	£[**]	to	£[**]	£[**]
	Greater than	£[**]			£[**]
H2 06	Less than	£[**]			Discretionary
	From	£[**]	to	£[**]	£[**]
	From(3)	£[**]	to	£[**]	£[**]
	From(3)	£[**]	to	£[**]	£[**]
	Greater than	£[**]			£[**]

(1) As per final ITG Europe Management Accounts for the specified period. [**]

(2) For H1 05, calculated as 4/6ths based on the planned 7th March 2005 start date

(3) Bonuses within these ‘Budgeted’ to ‘Exceptional’ case ranges are guaranteed to rise pro rata with improvements in the profit measure e.g. In H1 06, the ‘Budgeted’ profit target of £[**] guarantees £[**]; a profit of £[**] would guarantee a bonus of £[**] [£[**]+ (£[**]-£[**])/(£[**]-£[**])*(£[**]-£[**])]. Variations in bonus for different levels of profit within ranges which are above the ‘Exceptional’ case or below the ‘Budgeted’ cases are discretionary.

If notice of termination is given by the Company on or before 31st December 2005 the Company will guarantee a cash bonus payment of £[**].

In 2006, if notice of termination is given by the Company, the Company will guarantee a pro rated bonus payment in accordance with the table above based on the extrapolated profit measure based on the management accounts for the month end closest to the date of termination.

In line with current company policy, bonuses awarded in respect of the first half of the calendar year are paid 2/3rds in the July payroll and 1/3rd in the following January payroll, subject only to you being in the company’s employment and not serving a period of notice at the time of the January payroll. These conditions do not apply if notice is given by the Company up until and including January 2006 payroll.

4.               PENSION

The Company offers an Inland Revenue approved non-contributory pension scheme, the terms and conditions of which can be found in the Staff Handbook. You will be entitled to become a member of the scheme on the condition that no excess health loading exists on your life and subject to satisfactory medical examinations, where necessary.

5.               HOLIDAY ENTITLEMENT

(a)                                  You are entitled to 30 days holiday per annum, the timing of which is to be agreed in advance with your manager, in addition to statutory public and bank holidays.

(b)                                 The Company’s holiday entitlement year is a calendar year from 1 January to 31 December. Employees joining and/or leaving the Company during the year will have their holiday entitlement calculated on a pro-rata basis for that year.

(c)                                  Unused holiday entitlement may not be carried forward to the next year, except with the specific agreement of your manager, and in any event a maximum of five days may be carried over to the next holiday year.

(d)                                 The Company reserves the right to require you to take any unused holiday entitlement during your notice period.

6.               OTHER STAFF BENEFITS

The Company offers Permanent Health Insurance (PHI), Life Assurance and Private Medical Insurance schemes in which you will be eligible to participate. The Company provides a subsidy towards the membership of a health club. There is no cash alternative to these or any other staff benefits. These benefits are discretionary rather than contractual, and the Company reserves the right to cease or change the level of cover at any time. Certain staff benefits are taxable as required by the Inland Revenue. Further details on staff benefits can be found in the Company’s Staff Handbook.

7.     EXPENSES

On production of valid receipts, the Company will reimburse you for all reasonable expenses incurred wholly and necessarily in the performance of your duties.

8.     HOURS OF WORK

Your hours of work will generally be 8:00 a.m. to 5:00 p.m. Monday to Friday, excluding one hour for lunch or as determined due to market hours. In addition, you are required to work such additional hours as may be requested by or on behalf of the Company as being reasonably necessary for the proper performance of your duties and, unless otherwise agreed in writing, in accordance with the terms of the Working Time Regulations as detailed in the Staff Handbook.

9.     PLACE OF WORK

Your place of employment will be at the Company’s business premises in London. During the course of your employment you may be required to work in the same or similar capacity in any other offices of the Company or of its subsidiaries or affiliates whether in the UK or abroad.

10.   NOTICE PERIOD

Your employment may be terminated by the Company or by you on giving three month’s notice. Such notice of termination must be in writing.

The Company reserves the right to make payment of salary and bonus in lieu of such period of notice. The Company also reserves the right to require you, and you hereby agree if so required, not to attend for work during such period of notice.

11.   EXCLUSIVE SERVICE

During your employment, you must devote your attention and skills exclusively to the business of the Company. You may not, during your employment, engage in work or employment for any other party without the prior written consent of the Company. You should avoid outside personal business relationships or business dealings with any of the Company’s customers, suppliers or competitors.

12.   SICKNESS

If you are absent from work due to illness, you will be expected to notify your senior manager immediately. You are required to provide a medical certificate for all absences from work for more than two consecutive business days.

If you provide satisfactory medical certificates, the Company may continue to pay your full basic salary for up to an aggregate of 20 working days sickness absence in any 12 month period.

The remuneration paid under this clause shall include any sick pay to which you are entitled under law and shall be reduced by the amount of any social welfare or other benefits recoverable by you whether or not recovered. You shall notify the Company of any social welfare or other benefits recoverable by you.

For prolonged or frequent absences from work as a result of sickness, the Company may, at its expense, require you to submit to such medical examinations or tests by doctor(s) nominated by the Company to assess your continued fitness to work. You hereby authorise such doctor(s) to disclose to the Company the results of such examinations or tests. Further details are contained in the Company’s Staff Handbook.

13.   DISCIPLINARY, DISMISSAL AND GRIEVANCE PROCEDURES

The Disciplinary, Dismissal and Grievance Procedures which apply to you are in accordance with the terms of the Employment Act 2002 (Dispute Resolution) Regulations and are set out in the Company’s Staff Handbook. You must familiarise yourself with these and all other company procedures detailed in the Staff Handbook prior to commencing employment.

14.   TERMINATION

Your employment may be terminated by the Company with or without notice in the event that you:

commit any serious or persistent breach of any of the provisions contained herein of any Company rule, regulation or accepted practice notified to you.

are guilty of any serious of gross misconduct prejudicial to the Company or to your appointment.

are guilty of any wilful neglect in the discharge of your duties.

become bankrupt or enter into any arrangement with your creditors.

become of unsound mind or otherwise incapable of performing your duties.

are convicted of a criminal offence.

In the event of any perceived misconduct, the Company will be entitled to suspend you forthwith in order to consider and investigate the alleged offence. Remuneration shall be paid to you during any such suspension. Any allegations of misconduct will be fully investigated by the Company in accordance with the Company’s disciplinary procedure, detailed in the Staff Handbook.

15.   COVENANTS

You hereby covenant with the Company that you will not for a period of six months after the termination of your employment either alone or jointly with or on behalf of any person firm or company directly or indirectly:

(a)  canvass, solicit or approach or cause to be canvassed, solicited or approached any business partnership, firm, company or other body who at the date of termination of your employment or at any time during the period of six months prior to that date was a client or customer of the Company and with whom or which you shall have had dealings or material knowledge during the last six months of your employment

(b)  do business with any business, partnership, firm, company or other body who or which has had at any time during the period of six months immediately preceding the date of such termination done business with the Company as an investment client and with whom you have had dealings or material knowledge during the last six months of your employment,

(c)  solicit or entice away or endeavour to solicit or entice away from the Company any person whom at the date of termination or at any time during the six months prior to that date is or was employed or engaged by the Company in an executive, technical, operational, sales, trading or research capacity and for whom you shall have been responsible at any time during the last six months of your employment (whether or not such person would commit a breach of his/her contract by so doing).

16.   GENERAL INFORMATION

This Contract of Employment is subject to:

you not having any outstanding disagreements or legal proceedings (existing, threatened or otherwise) with your current/previous employer.

employment and credit (if deemed necessary) references, which we consider to be satisfactory.

registration with any appropriate regulatory bodies, including your attempting and passing any regulatory examinations.

successful application for a work permit (if applicable).

a medical examination confirming your fitness to work

the absence of any binding or restrictive covenants from your current / previous employment that may restrict or impede your business activities with the Company.

you agreeing to execute an Employee Patent and Confidentiality Agreement with the Company.

you agreeing to execute a Service Agreement with the Company, if required.

your signed confirmation stating that you have read and understood and will comply with the contents and procedures outlined in the Company’s Staff Manual your signed confirmation stating that you have read and understood and will comply with the contents and procedures outlined in the Company’s Compliance Manual, in particular, the sections covering -

Personal Account Transactions in Part V of the Criminal Justice Act 1993, Money Laundering.

17.   SEVERABILITY

In the event that any of these terms, conditions or provisions, or any part thereof, shall be determined to be invalid, unlawful or unenforceable, such term, condition or provision, or any part thereof, shall be severed from the remaining terms, conditions and provisions which shall continue to be valid to the fullest extent permitted by law.

18.   VARIATION

The Company reserves the right to vary the terms of this Contract of Employment in line with business needs and changing employment legislation. The Company will consult with you in advance of such changes as appropriate. The right to vary the terms of this contract does not apply to the bonus guarantees undertaken by the Company in Clause 3 of this contract of employment.

19.   LAW

This Contract of Employment is governed by and shall be construed in accordance with the laws of England and the courts of England shall have exclusive jurisdiction to hear any dispute.

20.   DATA PROTECTION ACT

As part of the administration of your employee records, the Company has computer databases in the Human Resources Department and the Payroll Department in which data about you will be stored and processed. Information about you may be transferred to and from other locations within and outside the European Economic Area. This information will not be used or processed other than for employment purposes or the purposes of the Company’s business and is subject to the normal high standards of confidentiality and protection within the Company. It is a condition of your employment that you consent to the holding, storing, using or processing data about you as set out above, and by signing this letter you give your consent to this.

21.   COMPANY STAFF MANUAL

The Company’s Staff Manual incorporating the Staff Handbook will be provided to you prior to joining the Company. In the event that there is any conflict in the terms set out in this Contract of Employment and those contained in the Company’s Staff Manual, the terms of this letter will prevail.

22.   CONFIDENTIALITY

It is in the interests of the Company and its employees that the terms of this offer of Contract of Employment, particularly in reference to salary and benefits, are strictly confidential and should not be disclosed to any other member of staff or anyone outside the Company.

23.   DURATION OF OFFER

This offer of employment is valid for 5 working days.

24.   ENCLOSURES

Please complete, sign and return / provide the following:

an Employee, Referees and Bank Account Details Form

an Employee Patent & Confidentiality Agreement

an Employee Staff and Compliance Manual Acknowledgement Form

a copy of your passport confirming your date of birth and nationality.

Please indicate your agreement to this offer and its terms above by signing and returning a copy of this letter to us. At the same time, please confirm your date of joining.

If you have any questions regarding this letter, please do not hesitate to contact our Human Resources Manager or myself.

Finally, may we say how pleased we are to be making you this offer. We look forward to receiving your acceptance and to your joining the Company and enjoying a successful career with us.

Yours sincerely

/s/ Alasdair Haynes
Alasdair Haynes
Chief Executive Officer
Investment Technology Group Europe Ltd.

Agreed and Accepted this 15th day of February 2005.

/s/ David Stevens
David Stevens